Exhibit 10.1

Execution Version

INSTRUMENT OF ASSUMPTION AND AMENDMENT

THIS INSTRUMENT OF ASSUMPTION AND AMENDMENT, dated as of May 16, 2016 (this “Agreement”), among ITT LLC, an Indiana limited liability company (“Merger Sub”) and successor in interest to ITT Corporation, an Indiana corporation (“ITT”), ITT Inc., an Indiana corporation (“New ITT”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), is entered into pursuant to Section 10.21(a)(i) and Section 10.21(c) of the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ITT, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, pursuant to Section 23-1-40-9 of the Indiana Business Corporation Law, ITT, New ITT and Merger Sub, entered into an Agreement and Plan of Merger, pursuant to which (i) ITT merged with and into Merger Sub, with Merger Sub being the surviving entity, (ii) New ITT became the publicly traded parent holding company and (iii) Merger Sub remained a direct wholly owned subsidiary of New ITT and the successor in interest to ITT (such transaction being referred to as the “Reorganization”);

WHEREAS, the parties have effected the Reorganization on the date hereof (the “Reorganization Effective Date”);

WHEREAS, immediately following the Reorganization, the assets of New ITT consisted solely of the issued and outstanding capital stock of ITT and other subsidiaries;

WHEREAS, Section 10.21 of the Credit Agreement provides that ITT may effectuate the Reorganization without obtaining the consent of the Lenders, subject to the satisfaction of certain conditions, including the execution and delivery of this Agreement; and

WHEREAS, Section 10.21 of the Credit Agreement permits the Administrative Agent and ITT to effect any technical and conforming amendments to the Credit Agreement to reflect the substitution of New ITT as the Borrower thereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Amendments and Assumption. As of the date hereof:

1.1. Definitions and other Amendments. (a) From and after the Reorganization Effective Date, all references to the “Company”, including in its capacity as a “Borrower,” in the Credit Agreement and each of the other Loan Documents shall refer to New ITT; provided, however, that for purposes of Sections 3.05(a), clause (c) of 6.04(a) and 10.21 and the definition of “Permitted Reorganization” in the Credit Agreement, the “Company” shall be deemed to refer to

ITT or to Merger Sub, as successor in interest to ITT, as applicable, and the “New Holding Company” shall be deemed to refer to New ITT; and provided, further, that any reference made in the Credit Agreement or any other Loan Document to the “Company” that relates to a specific date prior to the Reorganization Effective Date shall continue to refer to ITT. Merger Sub shall be a Subsidiary of New ITT.

(b) Notwithstanding Section 1.1(a) of this Agreement, for purposes of calculating Consolidated Net Tangible Assets, (i) the most recent consolidated balance sheet of ITT delivered under Section 5.03(a) or (b) of the Credit Agreement shall be used for periods prior to the Reorganization Effective Date and (ii) the most recent consolidated balance sheet of New ITT delivered under Section 5.03(a) or (b) of the Credit Agreement shall be used for periods following the Reorganization Effective Date.

(c) Notwithstanding Section 1.1(a) of this Agreement, for purposes of calculating the Interest Coverage Ratio, references to the “Company” in the definitions of Consolidated EBITDA and Consolidated Interest Expense and the defined terms related thereto shall mean (i) ITT for any fiscal quarter ending prior to the Reorganization Effective Date and (ii) New ITT for any fiscal quarter ending after the Reorganization Effective Date.

(d) Notwithstanding Section 1.1(a) of this Agreement, for purposes of calculating the Leverage Ratio, references to the “Company” in the definitions of Consolidated Total Indebtedness and Consolidated EBITDA and the defined terms related thereto shall mean (i) ITT for any fiscal quarter ending prior to the Reorganization Effective Date and (ii) New ITT for any fiscal quarter ending after the Reorganization Effective Date.

(e) For purposes of providing financial statements to the Administrative Agent for distribution to the Lenders pursuant to Sections 5.03(a) and (b) of the Credit Agreement, (i) for periods ending prior to the Reorganization Effective Date, New ITT shall deliver the consolidated balance sheet and the related consolidated statements of income, cash flow and stockholders’ equity of ITT as of the close of the applicable period and (ii) for periods ending after the Reorganization Effective Date, New ITT shall deliver the consolidated balance sheet and the related consolidated statements of income, cash flow and stockholders’ equity of New ITT as of the close of the applicable period.

1.2. Assumption. As of the Reorganization Effective Date, New ITT shall hereby become a party to the Credit Agreement and acquire and assume all the rights and obligations of ITT under the Credit Agreement and each of the other Loan Documents, including all outstanding Obligations thereunder.

Section 2. Representations and Warranties. Each of ITT and New ITT represents and warrants to the Administrative Agent that:

(a) Prior to the effectiveness of the Reorganization, no assets of ITT have been transferred to New ITT. Immediately following the Reorganization, the assets of New ITT shall consist solely of the issued and outstanding capital stock of ITT and other subsidiaries.

(b) A Ratings Condition does not exist.

(c) After giving effect to the Reorganization and the assumption of the Credit Agreement by New ITT pursuant to the terms and subject to the conditions set forth in this Agreement, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(d) No Event of Default or Default shall have occurred and be continuing as a result of the consummation of the Reorganization.

Section 3. Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received this Agreement duly executed and delivered by Merger Sub, as successor to ITT, and New ITT;

(b) The Administrative Agent shall have received all of the following:

(i) a copy of New ITT’s articles of incorporation, including any amendments thereto, certified as of a recent date by the Secretary of State of the State of Indiana, and a certificate as to the existence of New ITT as of a recent date from such Secretary of State;

(ii) a certificate of the Secretary or an Assistant Secretary of New ITT dated the date hereof certifying (A) that attached thereto is a true and complete copy of the by-laws of New ITT as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of New ITT authorizing the execution, delivery and performance of this Agreement and the performance of the Credit Agreement, the Loan Documents and the Borrowings under the Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation referred to in Section 3(b)(i) hereto have not been amended since the date of the last amendment thereto shown on the certificate of existence furnished pursuant to such Section and (D) as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing such certificate;

(iii) a certificate of another officer of New ITT as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate referred to in Section 3(a)(ii) hereto;

(iv) the written opinions of (x) Covington & Burling LLP, special counsel for New ITT, and (y) Lori Marino, Vice President, Chief Corporate Counsel and Secretary of New ITT, covering as to New ITT the matters covered by the opinions delivered pursuant to Section

4.02(a) of the Credit Agreement and such other matters as the Administrative Agent may reasonably request, which shall be reasonably satisfactory in form and substance to the Administrative Agent;

(v) a certificate signed by a Financial Officer of the New ITT, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement (with all references in such paragraphs to a Borrowing being deemed to refer to the assumption pursuant to Section 1.2 of this Agreement and without giving effect to the parenthetical in such paragraph (b)); and

(vi) The Credit Parties shall have received, upon request, all documentation and other information with respect to New ITT required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 4. Continuing Effectiveness. As amended and supplemented hereby, the Credit Agreement and each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. This Agreement is a Loan Document. As of the date hereof, all references in the Credit Agreement and the Loan Documents to the “Credit Agreement” or any other Loan Document or similar terms shall refer to the Credit Agreement and such other Loan Documents as amended and supplemented hereby.

Section 5. Limitation of Terms. This Agreement is limited to the matters specifically set forth herein and does not constitute a waiver, consent or amendment with respect to any other matter whatsoever.

Section 6. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 7. Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and, taken together, supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 8. Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Instrument of Assumption to be duly executed by their respective authorized officers as of the day and year first above written.

ITT LLC

By:	/s/ Malcolm Miller
Name:	Malcolm Miller
Title:	Vice President and Treasurer

ITT Inc.

By:	/s/ Malcolm Miller
Name:	Malcolm Miller
Title:	Vice President and Treasurer

New ITT and ITT Signature Page to Instrument of Assumption and Amendment

ACKNOWLEDGED AND ACCEPTED:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Richard W. Duker
Name:	Richard W. Duker
Title:	Managing Director

Administrative Agent Signature Page to Instrument of Assumption and Amendment